As filed with the Securities and Exchange Commission on May 10, 2010	Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADWARE LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

22 Raoul Wallenberg Street
Tel Aviv 69710, Israel
972-3-766-8666
(Address of Principal Executive Offices; Zip Code)

Radware Ltd. Key Employee Share Incentive Plan (1997)
 (Full Title of the Plan)

Roy Zisapel
Radware, Inc.
575 Corporate Drive, Suite 205
Mahwah, New Jersey 07430
(Name and Address of Agent for Service)

(201) 512-9771
(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ido Zemach, Adv.
Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
Amot Investment Tower
2 Weizmann Street
Tel Aviv 64239, Israel
Fax: (+972 3) 608-9908

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.10 per share	130,198 (1)	$14.18 (2)	$1,846,207.60	$131.64 (4)
Ordinary Shares, par value NIS 0.10 per share	369,802 (1)	$18.475 (3)	$6,832,091.90	$487.13 (4)
Total	500,000 (1)	N/A	$8,678,299.5	$618.77 (4)

(1)
Plus such number of Ordinary Shares, par value NIS 0.10 per share (the "Ordinary Shares") of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Pursuant to Rule 457(c) and (h) under the Securities Act, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the relevant option.

(3)
Estimated in accordance with Rules 457(c) and 457(h)(1) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Select Market on May 7, 2010, a date within 5 business days prior to the filing of this Registration Statement.

(4)	Calculated pursuant to Section 6 of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0000713.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Radware Ltd. (the "Registrant" or "we") in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 500,000 ordinary shares, par value NIS 0.10 per share, of the Registrant, which are reserved for offer and sale under the Radware Ltd. 1997 Key Employee Share Incentive Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 15, 2001 (File No. 333-13818); Post-Effective Amendment No. 1 to Registration Statement on Form S-8 as filed with the Commission on June 10, 2003 (File No. 333-13818); Registration Statement on Form S-8 as filed with the Commission on April 21, 2004 (File No. 333-114668); Registration Statement on Form S-8 as filed with the Commission on June 22, 2006 (File No. 333-135218); and Registration Statement on Form S-8 as filed with the Commission on September 9, 2009 (File No. 333-161796); all of which were filed to register ordinary shares for issuance under the Plan, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below. The current registration of an additional 500,000 ordinary shares is intended to cover grants of stock options under the 2010 Addendum to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

3.1	Memorandum of Association*

3.2	Articles of Association, as amended**

4.1	Radware Ltd. Key Employee Share Incentive Plan (1997)***

4.2	2010 Addendum to Radware Ltd. Key Employee Share Incentive Plan (1997).****

5.1	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5.1 above).

23.2	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in Signature Page hereto).

* Incorporated by reference to the Company’s Registration Statement on Form F-1 (File No. 333-10752), filed with the Commission on September 1, 1999.
**Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Commission on May 18, 2001, and incorporated herein by reference. An amendment thereto was filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F/A for the year ended December 31, 2005, filed with the Commission on July 6, 2006, and incorporated herein by reference.
*** Filed as Exhibit 99(b) to the Registrant’s Form S-8 (Registration No. 333-13818), filed with the Commission on August 15, 2001, and incorporated herein by reference. Appendix A to the Plan was filed as Exhibit 99(c) to the Registrant’s Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-13818), filed with the Commission on June 10, 2003, and incorporated herein by reference.
**** Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 29, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 10th day of May, 2010.

RADWARE LTD.

By:	/s/ Roy Zisapel
Name: Roy Zisapel
Title: CEO & President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Roy Zisapel, President and Chief Executive Officer, and Meir Moshe, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below in this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yehuda Zisapel Yehuda Zisapel	Chairman of the Board of Directors	May 10, 2010
/s/ Roy Zisapel Roy Zisapel	Chief Executive Officer, President and Director (Principal Executive Officer)	May 10, 2010
/s/ Meir Moshe Meir Moshe	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2010
/s/ David Rubner David Rubner	Director	May 10, 2010
/s/ Colin Green Colin Green	Director	May 10, 2010

Signature	Title	Date
/s/ Yael Langer Yael Langer	Director	May 10, 2010
/s/ Hagen Hultzsch Hagen Hultzsch	Director	May 10, 2010

Authorized Representative in the United States

RADWARE INC.

By: /s/ Roy Zisapel Name: Roy Zisapel	May 10, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Memorandum of Association*

3.2	Articles of Association, as amended**

4.1	Radware Ltd. Key Employee Share Incentive Plan (1997)***

4.2	2010 Addendum to Radware Ltd. Key Employee Share Incentive Plan (1997).****

5.1	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5.1 above).

23.2	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in Signature Page hereto).

* Incorporated by reference to the Company’s Registration Statement on Form F-1 (File No. 333-10752), filed with the Commission on September 1, 1999.
**Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Commission on May 18, 2001, and incorporated herein by reference. An amendment thereto was filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F/A for the year ended December 31, 2005, filed with the Commission on July 6, 2006, and incorporated herein by reference.
*** Filed as Exhibit 99(b) to the Registrant’s Form S-8 (Registration No. 333-13818), filed with the Commission on August 15, 2001, and incorporated herein by reference. Appendix A to the Plan was filed as Exhibit 99(c) to the Registrant’s Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-13818), filed with the Commission on June 10, 2003, and incorporated herein by reference.
**** Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 29, 2010, and incorporated herein by reference.